Exhibit 10.33

TRIMERIS, INC. EMPLOYEE 401(K) PLAN

Amendment 2006-1 Dated December      , 2006

Trimeris, Inc. Employee 401(k) Plan

☐	(3) As a discretionary nonelective contribution.

☐	(4) To reduce nonelective contributions.

☒	(b) Nonelective contribution forfeitures. To the extent attributable to Employer nonelective contributions: (Choose one of (1) through (4))

☒	(1) As a discretionary nonelective contribution.

☐	(2) To reduce nonelective contributions.

☐	(3) As a discretionary matching contribution.

☐	(4) To reduce matching contributions.

☐	(c) Reduce administrative expenses. First to reduce the Plan’s ordinary and necessary administrative expenses for the Plan Year and then allocate any remaining forfeitures in the manner described in Sections 3.05(a) or (b) as applicable.

Timing of forfeiture allocation. The Plan Administrator will allocate forfeitures under Section 3.05 in the Plan Year: (Choose one of(d) or (e))

☒	(d) In which the forfeiture occurs.

☐	(e) Immediately following the Plan Year in which the forfeiture occurs.

18.	ALLOCATION CONDITIONS (3.06).

Allocation conditions. The Plan does not apply any allocation conditions to deferral contributions, 401(k) safe harbor contributions (under Section 3.01(d)) or to Davis-Bacon contributions (except as the Davis-Bacon contract provides). To receive an allocation of matching contributions, nonelective contributions, qualified nonelective contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s): (Choose one or more of (a) through (i) as applicable)

☐	(a) Hours of Service condition. The Participant must complete at least the specified number of Hours of Service (not exceeding 1,000) during the Plan Year: .

☒	(b) Employment condition. The Participant must be employed by the Employer on the last day of the Plan Year (designate time period).

☐	(c) No allocation conditions.

☐	(d) Elapsed Time Method. The Participant must complete at least the specified number (not exceeding 182) of consecutive calendar days of employment with the Employer during the Plan Year: .

☐	(e) Termination of Service/501 Hours of Service coverage rule. The Participant either must be employed by the Employer on the last day of the Plan Year or must complete at least 501 Hours of Service during the Plan Year. If the Plan uses the Elapsed Time Method of crediting Service, the Participant must complete at least 91 consecutive calendar days of employment with the Employer during the Plan Year.

☐	(f) Special allocation conditions for matching contributions. The Participant must complete at least Hours of Service during the (designate time period) for the matching contributions made for that time period.

☐	(g) Death, Disability or Normal Retirement Age. Any condition specified in Section 3.06 applies if the Participant incurs a Separation from Service during the Plan Year on account of: (e.g., death, Disability or Normal Retirement Age).

☐	(h) Suspension of allocation conditions for coverage. The suspension of allocation conditions of Plan Section 3.06(E) applies to the Plan.

☒	(i) Limited allocation conditions. The Plan does not impose an allocation condition for the following types of contributions: 2006 matching contributions for all Participants laid off in connection with the Employer’s December 2006 reduction in force. [Note: Any election to limit the Plan’s allocation conditions to certain contributions must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

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Trimeris, Inc. Employee 401(k) Plan

Execution Page

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) has signified its acceptance, on: December 3, 2006.

Name of Employer: Trimeris, Inc.

Employer’s EIN: 56-1808663

Signed:	/s/ Dani Bolognesi

Dani Bolognesi / CEO & CSO
[Name/Title]
Name(s) of Trustee:

Prudential Trust Company

Trust EIN (Optional):
n/a

Signed:

[Name/Title]
Signed:

[Name/Title]
Signed:

[Name/Title]
Signed:

[Name/Title]
Signed:

[Name/Title]

Name of Custodian (Optional):
n/a

Signed:

[Name/Title]

31. Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Section(s) 18i effective December 1, 2006, by substitute Adoption Agreement page number(s) 10.

Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan

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Trimeris, Inc. Employee 401(k) Plan

Sponsor’s intended meaning of any Plan provisions or the effect of the opinion letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: P.O. Box 10096, Raleigh NC 27605, 919.783.6400.

Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an opinion letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the opinion letter, Code §401. An adopting Employer may rely on the Prototype Sponsor’s IRS opinion letter only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the Internal Revenue Service.

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